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                                                           Exhibit 23.1

                         Consent of Independent Auditors

      We consent to the incorporation by reference in the: (i)Registration Statements (Form S-8 No. 333-81914, No. 333-74752, No. 333-65473, No. 333-15085,
No. 33-95118, No. 33-92588, No. 333-31362, No. 333-62818, No. 333-81914, No.
333-100083 and No. 333-101515) pertaining to the Sirius Satellite Radio Inc. 401(k) Savings Plan and (ii) Registration Statements (Form S-3 No. 333-64344, No. 333-65602, No. 333-52893, No. 333-85847 and No. 333-86003) of Sirius
Satellite Radio Inc. and Subsidiary and in the related Prospectuses of our report dated February 7, 2003, except for Note 2 as to which the date is March 17, 2003, with respect to the consolidated financial statements of Sirius Satellite Radio Inc. and Subsidiary included in this Annual Report on Form 10-K for the year ended December 31, 2002.

                                                              ERNST & YOUNG LLP

New York, New York
March 28, 2003